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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                         RELEASE NO. 04-005

INDUSTRIAL DISTRIBUTION GROUP, INC.         For Additional Information, Contact:
(NYSE:  IDG)                                                      Jack P. Healey
                                                       Senior Vice President and
                                                         Chief Financial Officer
                                             Industrial Distribution Group, Inc.
                                                                  (404) 949-2100
                                                                 www.idglink.com

        INDUSTRIAL DISTRIBUTION GROUP'S COMMON STOCK TO COMMENCE TRADING
                            ON NASDAQ NATIONAL MARKET
          TRADING TO BEGIN WEDNESDAY, JUNE 2, 2004 UNDER SYMBOL "IDGR"

ATLANTA, GEORGIA, JUNE 1, 2004 - Industrial Distribution Group, Inc. (NYSE: IDG) today announced that its common stock will commence trading on the NASDAQ National Market on Wednesday, June 2, 2004. The company's common stock will trade on NASDAQ under the new symbol "IDGR". The company's shares will no longer trade on the New York Stock Exchange effective as of the close of the market today, June 1, 2004. The company's listing on NASDAQ and its voluntary move from the NYSE had been previously announced.

"We're enthused to begin this new era in our life as a public company on the NASDAQ Stock Market," said Andrew B. Shearer, IDG's president and chief executive officer. "We believe that the NASDAQ Stock Market provides benefits for our company and its shareholders and we look forward to joining the many great companies that also have chosen to list their securities on NASDAQ."

ABOUT IDG

Industrial Distribution Group, Inc. is a nationwide products and services company that creates a competitive advantage for customers. The company provides outsourced maintenance, repair, operating, and production ("MROP") procurement, management, and application expertise. IDG also provides an array of value-added services and other arrangements, such as Flexible Procurement Solutions(TM)
(FPS). These solutions emphasize and utilize IDG's specialized knowledge in product applications and process improvements to deliver documented cost savings for customers. In addition, IDG distributes a full line of MROP products, specializing in cutting tools, abrasives, hand and power tools, coolants, lubricants, adhesives and machine tools, and can supply virtually any other MROP product that its customers may require.

IDG has four operating divisions organized into regional responsibility areas. IDG serves over 20,000 active customers representing a diverse group of large and mid-sized national and international corporations including General Electric Company, Borg-Warner Inc., Ford Motor



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Company, Duracell Corporation, and The Boeing Company. The company currently has a presence in 43 of the top 75 manufacturing markets in the United States.


FLEXIBLE PROCUREMENT SOLUTIONS(TM)

IDG's Flexible Procurement Solutions(TM) (FPS) offer customers an answer for the entire supply chain management process for MROP materials. IDG recognizes that managing MROP materials is a costly, time-consuming function for the industrial marketplace. FPS services merge state-of-the-art technology with the expertise of IDG personnel to deliver supply chain management services. In a fully integrated supply relationship, IDG associates work directly on-site at a customer's location to provide documented cost savings from product application innovations, continuous process improvements, more effective management of inventory, and many other areas, all focused on reducing customer costs. Best of all, these cost savings are quantified and documented and most go directly to the customer's bottom line.

In addition to the historical information contained herein, certain matters set forth in this news release are forward-looking statements, including but not limited to statements relating to expected operating results. Industrial Distribution Group, Inc. warns that caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of known and unknown risks, uncertainties, and other factors including heightened national security risks including acts of terrorism and potential for war, that may cause actual results, performance, or achievements of Industrial Distribution Group, Inc. to differ materially from any such statements, including the risks and uncertainties discussed in the company's Forms 10-K, 10-Q, and 8-K filed or provided by the Company under the caption "Certain Factors Affecting Forward Looking Statements," which discussion is incorporated herein by reference.